Bloom Energy Corporation Announces Proposed Green Convertible Senior Notes Offering

May 22, 2024
SAN JOSE, Calif. — (BUSINESS WIRE) — Bloom Energy Corporation (NYSE: BE) today announced its intention to offer, subject to market and other conditions, $250,000,000 aggregate principal amount of green convertible senior notes due 2029 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Bloom Energy also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $37,500,000 principal amount of notes.

The notes will be senior, unsecured obligations of Bloom Energy, will accrue interest payable semi-annually in arrears and will mature on June 1, 2029, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Bloom Energy will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Bloom Energy’s election. The notes will be redeemable, in whole or in part (subject to certain limitations on partial redemptions), for cash at Bloom Energy’s option at any time, and from time to time, on or after June 7, 2027 and on or before the 21st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Bloom Energy’s Class A common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Bloom Energy intends to use a portion of the net proceeds from the offering of the notes to repurchase a portion of its outstanding 2.50% Green Convertible Senior Notes due 2025 (the “existing 2025 convertible notes”) in privately negotiated transactions concurrently with the pricing of the offering. Bloom Energy intends to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including research and development and sales and marketing activities, general and administrative matters and capital expenditures, all related to projects that meet the “Eligibility Criteria” referred to below. Bloom Energy intends to allocate an amount equal to the net proceeds from the sale of the notes to refinance or finance, in whole or in part, new or on-going projects that meet the “Eligibility Criteria” as defined in the offering disclosure relating to the offering of the notes.

Holders of the existing 2025 convertible notes that are repurchased in the concurrent repurchases described above may purchase shares of Bloom Energy’s Class A common stock in the open market to unwind any hedge positions they may have with respect to the existing 2025 convertible notes. These activities may affect the trading price of Bloom Energy’s Class A common stock and, if conducted concurrently with this offering, may result in a higher initial conversion price for the notes Bloom Energy is offering.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute an offer to purchase or notice of redemption with respect to the existing 2025 convertible notes, and Bloom Energy reserves the right to elect not to proceed with the repurchase.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds, the terms of the notes being offered and the anticipated terms of, and the effects of entering into, the repurchase transactions described above. Forward-looking statements represent Bloom Energy’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Bloom Energy’s Class A common stock and risks relating to Bloom Energy’s business, including those described in periodic reports that Bloom Energy files from time to time with the SEC. Bloom Energy may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Bloom Energy does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Bloom Media Contact
press@bloomenergy.com

Bloom Investor Contact
Ed Vallejo
Edward.vallejo@bloomenergy.com